                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                               ----------------


                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934
                              December 12, 1995
                               (Date of Report)


                               ----------------


                         GEORGIA-PACIFIC CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


                                   GEORGIA
                           (State of Incorporation)

                                    1-3506
                           (Commission File Number)

                                  93-0432081
                     (IRS Employer Identification Number)

              133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                   (Address of Principal Executive Offices)

                                (404) 652-4000
             (Registrant's Telephone Number, including area code)

Item 5.         Other Events.
------          ------------

On December 11, 1995, the Corporation issued the following press release regarding its earnings for the quarter ending December 31, 1995:





        ATLANTA -- Georgia-Pacific Corp. today said that the effect of softening prices and weak demand in its pulp, containerboard and communication papers businesses in recent weeks, coupled with downtime that the company is continuing to take at several of its pulp and paper mills, would adversely impact its earnings for the fourth quarter of 1995.

        "Analysts' current estimates of Georgia-Pacific's fourth-quarter earnings of approximately $3 per share are substantially more than what we now foresee given current price levels and operating rates in our pulp and paper businesses," John F. McGovern, executive vice president and chief financial officer, said. McGovern said that unaudited results of operations for the fourth quarter and all of 1995 would be available in the third week of January.

        Georgia-Pacific is one of the world's leading manufacturers and distributors of pulp, paper and building products and employs approximately 47,000 people at more than 350 facilities. The company manages more than six million acres of timberlands in the United States and Canada.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  December 11, 1995


                                        GEORGIA-PACIFIC CORPORATION



                                        By /s/ James F. Kelley
                                           ----------------------------
                                           James F. Kelley
                                           Senior Vice President - Law